As filed with the Securities and Exchange Commission on January 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ecovyst Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive

Malvern, Pennsylvania 19355

(Address of Principal Executive Offices) (Zip Code)

Ecovyst Inc. 2017 Omnibus Incentive Plan, as Amended and Restated

(Full title of the plan)

Belgacem Chariag

Chairman, President and Chief Executive Officer

Ecovyst Inc.

300 Lindenwood Drive

Malvern, Pennsylvania 19355

(610) 651-4400

(Name, address and telephone number, including area code, of agent for service)

with copies to:

Craig Marcus

Tara Fisher

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	9,000,000 (3)	$9.94	$89,460,000	$8,292.95

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes any additional shares of the registrant’s common stock that may be issued pursuant to anti-dilution provisions contained in the Ecovyst Inc. 2017 Omnibus Incentive Plan, as Amended and Restated (the “2017 Plan”).

(2)

Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee was computed on the basis of the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on January 10, 2022.

(3)	Represents shares of the registrant’s common stock reserved for future issuance under the 2017 Plan.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 9,000,000 shares of the registrant’s common stock for issuance under the Ecovyst Inc. 2017 Omnibus Incentive Plan, as Amended and Restated (formerly, the PQ Group Holdings Inc. 2017 Omnibus Inventive Plan, as Amended and Restated). Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-220774) filed with the Securities and Exchange Commission on October 2, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description
4.1	Ecovyst Inc. 2017 Omnibus Incentive Plan, as Amended and Restated

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP related to the financial statements of Zeolyst International

23.3	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on January 14, 2022.

Ecovyst Inc.

By:	/s/ Belgacem Chariag
Belgacem Chariag
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Belgacem Chariag, Michael Feehan and Joseph S. Koscinski, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Belgacem Chariag Belgacem Chariag	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 14, 2022

/s/ Michael Feehan Michael Feehan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2022

/s/ Christopher Behrens Christopher Behrens	Director	January 14, 2022

/s/ Greg Brenneman Greg Brenneman	Director	January 14, 2022

/s/ Robert Coxon Robert Coxon	Director	January 14, 2022

/s/ Martin Craighead Martin Craighead	Director	January 14, 2022

/s/ Andrew Currie	Director	January 14, 2022
Andrew Currie

/s/ Jonny Ginns	Director	January 14, 2022
Jonny Ginns

/s/ Mark McFadden	Director	January 14, 2022
Mark McFadden

/s/ Kyle Vann	Director	January 14, 2022
Kyle Vann

/s/ Timothy Walsh	Director	January 14, 2022
Timothy Walsh

/s/ Susan Ward	Director	January 14, 2022
Susan Ward